As filed with the Securities and Exchange Commission on February , 2004
Registration No. 333-111486

==============================================================================

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
AMENDMENT NO. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NORTHWEST HORIZON CORPORATION
(Name of small business issuer in its charter)

NEVADA (State or jurisdiction of incorporation or organization)	4731 (Primary Standard Industrial Classification Code Number)	98-0407549 (I.R.S. Employer Identification No.)

1453 Johnston Road #71510, White Rock, BC, V4B 3Z0 Phone (604) 528-0996
(Address and telephone number of principal executive offices)

CSC Services of Nevada, Inc.
502 East John Street, Carson City, Nevada, 89706 (775) 882-3072
(Name, address and telephone numbers of agent for service)

COPIES OF ALL COMMUNICATIONS TO:
W. SCOTT LAWLER, ESQ
1530-9 Avenue SE, Calgary, AB, T2G 0T7 Phone (403) 693-8014 - Fax (403) 272-3620

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities To Be Registered	Amount To Be Registered[1]	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common	600,000	$0.10	$60,000.00	$5.52
  Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus
Northwest Horizon Corporation
600,000 shares of
Common Stock

This is a public offering of 600,000 shares of common stock of Northwest Horizon Corporation ("Horizon").

This offering involves a high degree of risk; see "RISK FACTORS" beginning on page 5 to read about factors you should consider before buying shares of the common stock.

These securities have not been approved or disapproved by the Securities and Exchange Commission (the "SEC") or any state securities commission, nor has the SEC or any state or provincial securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Following the registration statement on Form SB-2 in which this prospectus is included being declared effectively by the SEC, we will apply to the NASD for approval of our common stock for quotation on the Over-the Counter/ Bulletin Board quotation system.

Our common stock is presently not listed on any national securities exchange or the Nasdaq Stock Market.

The Offering:

600,000 shares Offered	Price Per Share	Total
Public Price	$0.10	$60,000
Underwriting Discounts and Commissions		$ 0
Total		$60,000

 This is a best efforts public offering, with no minimum purchase requirement.

1. Horizon is not using an underwriter for this offering.

2. There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account. Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account. Any funds raised from this offering will be immediately available to Northwest Horizon Corporation for its use.

3. The closing date for this offering is May 31, 2004.

The information in this prospectus is not complete and may be changed. Northwest Horizon Corporation may not sell these securities until the registration statement relating to these securities has been filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is February 12, 2004.

TABLE OF CONTENTS
Item No.	Item in Form SB-2 Prospectus Caption	Page No.
1	Front of Registration Statement and Outside Front Cover Page of Prospectus	1
2	Prospectus Cover Page	2
3	Prospectus Summary and Risk Factors	4
4	Use of Proceeds	6
5	Determination of Offering Price	8
6	Dilution	8
7	Selling Security Holders	8
8	Plan of Distribution	8
9	Legal Proceedings	9
10	Directors, Executive Officers, Promoters and Control Persons	9
11	Security Ownership of Certain Beneficial Owners and Management	10
12	Description of Securities	11
13	Interest of Named Experts and Counsel	11
14	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	11
15	Organization within Last Five Years	11
16	Description of Business	12
17	Plan of Operation	15
18	Description of Property	17
19	Certain Relationships and Related Transactions	17
20	Market for Common Equity and Related Stockholder Matters	18
21	Executive Compensation	19
22	Financial Statements	19

Securities offered through this prospectus will not be sold through dealers, but will be sold on a direct participation basis only.

Item 3.   Prospectus Summary and Risk Factors

The Company

Northwest Horizon Corporation was incorporated on February 5, 2003, in the State of Nevada. The Company's principal executive offices are located at 1453 Johnston Road #71510, White Rock, BC, V4B 3Z0. Our telephone number is (604) 528-0996. As of the date of this prospectus, we have no revenue or operations.

We are a development stage company. We have not had any revenues or operations and we have few assets. We do not expect to have revenues until four months after the date of this prospectus.

Since incorporation, we have not made any significant purchases or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations. Northwest Horizon Corporation has never declared bankruptcy, has never been in receivership, and has never been involved in any legal action or proceedings.

We are in the process of establishing ourselves as transportation broker specializing in the long-haul trucking industry of Western Canada. A transportation broker finds a trucking company to facilitate the transportation of both raw materials and finished products from a pick up location to a specified destination point. As a broker we plan to find freight that needs to be hauled. Then we will look for a trucking company to pick up that freight and deliver it to the destination point. Consequently, our customer could be any company requiring transportation services for their products. Our vendors will be long-haul carriers within the trucking industry that require work for their units. Horizon will negotiate the value of the trip with the customer. After we receive confirmation of delivery and a copy of the truck driver's bill of lading, our customer will be invoiced.

Summary of Financial Information

As at September 30, 2003
Current Assets	$19,988.
Current Liabilities	1,500.
Shareholders' Equity	$18,488.

From February 5, 2003 to September 30, 2003
Revenue	$0.
Net Loss	$2,512.

We have not begun operations and are currently without revenue. Our company has no employees at the present time. As at September 30, 2003, our accumulated deficit was $2,512. We anticipate that we will operate in a deficit position and continue to sustain net losses for the foreseeable future.

The Offering

Common Shares Outstanding Before This Offering	3,000,000
Maximum Shares Being Offered	600,000
Maximum Common Shares Outstanding After This Offering	3,600,000

Northwest Horizon Corporation is authorized to issue 75,000,000 shares of common stock. Current shareholders of Horizon and Officers and Directors collectively own 3,000,000 shares of restricted common stock.

This offering consists of 600,000 shares of Northwest Horizon Corporation common stock (the "Offering"). The offering price is $0.10 per share. No Officers, Directors or significant investors own any of the shares being offered.

There is currently no public market for the common stock of Horizon, as it is presently not traded on any market or securities exchange.

Risk Factors

The securities offered hereby are highly speculative and should be purchased only by persons who can afford to lose their entire investment in Northwest Horizon Corporation. Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus, before purchasing any of the shares of our common stock.

Failure to Secure Additional Financing May Affect our Company's Ability to Survive.

We may require additional financing in addition to the funds we hope to raise from the sale of shares offered under this prospectus in order to establish profitable operations. Such financing, if required, may not be forthcoming. Even if additional financing is available, it may not be available on terms we find favorable. Failure to secure the needed additional financing will have a very serious effect on our Company's ability to survive.

Inability of Officers and Directors to Devote Sufficient Time to the Operation of the Business May Limit Horizon's Success.

Presently the officers and directors of the Company allocate only a portion of their time to the operation of Horizon's business. Should the business develop faster than anticipated, the officers and directors may not be able to devote sufficient time to the operation of the business to ensure that it continues as a going concern. Even if this lack of sufficient time of our management is not fatal to Horizon's existence it may result in limited growth and success of the business.

Unproven Profitably Due to Lack of Operating History Makes an Investment in Horizon an Investment in an Unproven Venture.

Northwest Horizon Corporation was formed on February 5, 2003. As of this date, we do not have any revenues or operations, and we have few assets. We do not expect to have revenues until at least three months after this prospectus becomes effective.

Due to our lack of operating history, the revenue and income potential of our business is unproven. If we cannot successfully implement our business strategies, we may not be able to generate sufficient revenues to operate profitably. Since our resources are very limited, insufficient revenues would result in termination of our operations, as we cannot fund unprofitable operations, unless additional equity, or debt financing is obtained.

Insufficient Cash Flow to Meet Commitments May be Insufficient or Untimely and Cause our Margins to Decrease.

Since the company anticipates a gross profit margin of less than 10%, it will be necessary to maintain high accounts receivable turnover. If the age of accounts receivable is greater than 45 days, the company may have insufficient cash flow to meet cash commitments in a timely manner. In such event, the Company will have to pay its accounts payable to its operators on a late basis, at a higher rate. This could significantly impact our gross margins in a negative manner.

With No Minimum Share Sale Requirement it is Possible that Horizon Fails to Commence Despite Having Raised some Funds from this Offering.

The offering is not subject to any minimum number of shares to be sold by Horizon. Consequently, the early investor is not assured of any other, later shares being sold. You may be the only purchaser. If Horizon fails to sell entire Offering, it may never commence operations and your investment would be lost.

Difficulty For Horizon Stockholders to Resell Their Stock Due to a Lack of Public Trading Market

There is presently no public trading market for our common stock, and it is unlikely that an active public trading market can be established or sustained in the foreseeable future. We intend to have our common stock quoted on the OTC / Bulletin Board as soon as practicable. However, there can be no assurance that the Company's shares will be quoted on the OTC / Bulletin Board. Until there is an established trading market, holders of our common stock may find it difficult to sell their stock or to obtain accurate quotations for the price of the common stock. If a market for our common stock does develop, our stock price may be volatile.

Our independent auditors' report states that there is a substantial doubt that we will be able to continue as a going concern.

Our independent auditors, Amisano Hanson, CPAs, state in their audit report, dated October 24, 2003, and included with this prospectus, that since we are a development stage company, have no established source of revenue and are dependent on our ability to raise capital from shareholders or other sources to sustain operations, there is a substantial doubt that we will be able to continue as a going concern.

Broker-dealers may be discouraged from effecting transactions in our shares because they are considered penny stocks and are subject to the penny stock rules.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934 impose sales practice and disclosure requirements on NASD broker-dealers who make a market in "penny stocks". A penny stock generally includes any non-Nasdaq equity security that has a market price of less than $5.00 per share. Our shares currently are not traded on Nasdaq nor on any other exchange nor are they quoted on the OTC/Bulletin Board or "OTC/BB". Following the date that the registration statement, in which this prospectus is included, becomes effective we hope to find a broker-dealer to act as a market maker for our stock and file on our behalf with the NASD an application on Form 15c(2)(11) for approval for our shares to be quoted on the OTC/BB. As of the date of this prospectus, we have attempted to find a market maker to file such application for us. If we are successful in finding such a market maker and successful in applying for quotation on the OTC/BB, it is very likely that our stock will be considered a "penny stock". In that case, purchases and sales of our shares will be generally facilitated by NASD broker-dealers who act as market makers for our shares. The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

Item 4. Use of Proceeds

We intend to raise $60,000 from the sale of 600,000 shares of common stock at $0.10 per share. This Offering has a maximum amount of $60,000 and no minimum. Horizon has no intention to return any stock sales proceeds to investors if the maximum amount is not raised.

Readers will note that the Company has already raised a total of $21,000 from the sale of common stock. The total amount of $21,000 has been raised from the sale of stock to affiliates, officers and directors; these shares sold are restricted. The offering expenses associated with this offering are estimated to be $17,000. As at September 30, 2003, we had a balance of $19,988 in cash. This will allow us to pay the entire expenses of this offering from cash on hand. None of the offering expenses are to be paid out of the proceeds of this offering. The entire sum of monies we raise from this offering will be used to finance Horizon's plan of operations.

The following table indicates how Horizon intends to use these proceeds of this offering.

Proceeds from Sale of Common Stock	$60,000
Expenses Office Equipment and Supplies Computer Hardware and Software Legal and Accounting Office Furniture Website Development Marketing and Promotion Miscellaneous Administrations Expenses Total	12,000 11,000 14,000 8,000 6,000 5,000 4,000 $60,000

The above expenditure items are defined as follows:

Office Equipment and Supplies: This expenditure refers to items such as printer, photocopier, fax machine, scanner, telephone system, shredder, binding machine, fire retardant filing cabinets, maps, magnetic white boards, industry-related phone directories and catalogues, industry specific magazines and periodicals and other similar office requirements. Horizon expects to begin making these purchases during the second month of operations after the effective date of this prospectus.

Computer Hardware and Software: This expense will provide the funds necessary to purchase appropriate computer hardware and sophisticated software for the trucking industry, such as PC Miler. It will also include the cost of electronic organizers to control our customer and supplier database. We expect to incur these costs during the second month of operations after the effective date of this prospectus.

Legal and Accounting Fees: This expenditure item refers to the normal legal and accounting costs associated with maintaining a publicly traded company. It will also cover the cost of preparation of appropriate agreements and documents. We expect to be making these expenditures throughout the year, commencing on the effective date of this registration.

Website Development: This expense is the cost associated with development of our website. Since the website will be used as the first means to promote our service, preliminary website development will begin as soon as we have the funds available.

Office Furniture and Equipment: This expenditure refers to items such as desks, tables and chairs, storage cabinets, and bookcases. Horizon expects to begin making these purchases during the second month of operations after the effective date of this prospectus.

Marketing and Promotional Expenses: This expenditure refers to the cost of a basic marketing campaign and the creation of an effective company portfolio providing applicable information to prospective customers. It will also cover the cost of recruiting carriers and developing strategic alliances with shipping departments in companies that require the services of the trucking industry. We expect to begin incurring these costs as soon as funds are available and to continue throughout the remainder of the year.

Miscellaneous Administrative Expenses: This expense refers to any small miscellaneous costs that have not been otherwise listed - such as bank service charges and sundry items. This amount will cover such costs during the first year of operation.

There is no assurance that Horizon will raise the full $60,000 as anticipated. The following is the break down of how management intends to use the proceeds if only 25 percent, 50 percent, or 75 percent of the total offering amount is raised:

Expenditure Item	25%	50%	75%	100%
Office Equipment and Supplies	1,600	5,000	9,200	12,000
Computer Hardware and Software	3,000	7,400	9,800	11,000
Legal and Accounting	5,000	7,500	9,000	14,000
Website Development	2,000	4,000	6,000	8,000
Office Furniture	400	1,300	4,000	6,000
Marketing and Promotion	2,000	2,800	4,000	5,000
Miscellaneous Administrative Costs	1,000	2,000	3,000	4,000
Total	$ 15,000	$ 30,000	$ 45,000	$ 60,000

If only 25% of the offering is sold, we will continue with our development plans. However, only the most necessary tasks will be undertaken. Most of the office expenses will be placed on hold. Marketing will be restricted to telephone contact and only basic computer hardware and software systems will be purchased until sufficient capital becomes available. We anticipate that the $15,000 will be sufficient to sustain us during the short-term. However, there would be insufficient funds available for furtherance of the plan of operations as detailed in Item 17 of this prospectus.

In the event that only 50% of the offering amount is raised, we would be able to further our plan of operation; however, the Company's activities will be severely restricted. We would develop our customer base and network of contacts. However, office furniture and equipment purchased as well as professional fees incurred would be severely restricted. Additionally, only a minimal amount would be spent on travel. Without the ability to aggressively pursue our plan of operations, it is likely that we will take much longer to build a profitable business.

If 75% of the total offering amount is raised, there will be sufficient funds to pay a significant portion of all budgeted expenditure items.

The money Horizon has raised thus far from selling stock to its Officers and Directors will be sufficient to pay all expenses of this offering, which we estimate to be $17,000. The total amount of the money raised from the sale of the 600,000 shares we are offering will be used for the purpose of furthering the Company's plan of operation, as detailed in Item 17 of this filing.

Item 5. Determination of Offering Price

There is no established market for our stock. The offering price for shares sold pursuant to this offering is set at $0.10. Of the 3,000,000 shares of stock already purchased by affiliates, officers and directors, 1,000,000 shares were sold for $0.001 per share and the remaining 2,000,000 shares were sold for $0.01 per share. All of the 3,000,000 shares of outstanding stock are restricted. The additional factors that were included in determining the sales price are the lack of liquidity since there is no present market for our stock and the high level of risk considering our lack of operating history.

Item 6. Dilution

Horizon is offering shares of its common stock for $.10 per share through this offering. Over the past five years, its affiliates, officers and directors have purchased shares of its common stock for $.01 and $0.001 per share.

Following is a table detailing dilution to investors if 10%, 50%, 75%, or 100% of the offering is sold.

	10%	50%	75%	100%
Net Tangible Book Value Per Share Prior to Stock Sale	.0062	.0062	.0062	.0062
Net Tangible Book Value Per Share After Stock Sale	.0080	.0147	.0184	.0218
Increase in Net Book Value Per Share Due to Stock Sale	.0018	.0085	.0122	.0156
Loss (subscription price of $.10 less net tangible book value per share)	.0920	.0853	.0816	.0782

Item 7. Selling Security Holders

Our current shareholders are not selling any of the shares being offered in this prospectus.

Item 8. Plan of Distribution

Upon effectiveness of this registration statement, we will conduct the sale of shares we are offering on a self-underwritten, best-efforts basis. There will be no underwriters used, no dealer's commissions and no finder's fees. The officers and directors of Horizon, Mr. Rick Cox, Ms. Shari Sookarookoff, and Mr. Jim Merchant, will sell securities on behalf of Horizon in this offering. Messers. Cox and Merchant and Ms. Sookarookoff are not subject to a statutory disqualification as such term is defined in Section 3(a)(39) of the Securities Exchange Act of 1934. They will rely on Rule 3a4-1 to sell Horizon's securities without registering as broker-dealers. They are serving as officers and directors for or on behalf of Horizon otherwise than in connection with transactions in securities, and have not been a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and have not nor will not participate in the sale of securities for any issuer more than once every twelve months. Our officers and directors will not receive commissions or any other remuneration in connection with their participation in this offering based either directly or indirectly on transactions in securities.

We plan to offer our shares to the public, at a price of $0.10 per share, with no minimum amount to be sold. The officers, directors and existing shareholders and affiliates will not purchase any shares under this offering. We will keep the offering open until we sell all of the shares registered, or May 31, 2004, which ever occurs first. There can be no assurance that we will sell all or any of the shares offered. We have no arrangement or guarantee that we will sell any shares. All subscription checks will be made payable to Northwest Horizon Corporation.

Item 9. Legal Proceedings

Northwest Horizon Corporation is not a party to any pending legal proceedings; nor is the company aware of any governmental authority contemplating any legal proceeding against it.

Item 10. Directors, Executive Officers, Promoters and Control Persons

Rick Cox, President, Member of the Board, age 46

Mr. Rick Cox served as President and Director since Horizon's inception on February 5, 2003. The term of his office is for one year and is renewable on an annual basis. Mr. Cox also served as Secretary/Treasurer from inception until September 30, 2003.

Mr. Cox graduated from Burnaby South Secondary School in June 1966. He studied Business Management in 1979 and 1980 by correspondence with BCIT (BC Institute of Technology), Burnaby, British Columbia, Canada. Additionally, Mr. Cox studied stone masonry for one year on a part time basis while working for CanFor.

Since 1978, Mr. Cox has been employed by BC Hydro of Vancouver, British Columbia, Canada. For the past 13 years, Mr. Cox has been managing the shipping department and been responsible for the shipment of 90,000 pieces of equipment and packages throughout Canada and the United States. Mr. Cox's responsibilities include ordering carriers for shipments from a provided list of preferred carriers. BC Hydro is a public utilities corporation in the Province of British Columbia that specializes in the generation of Hydro-electric power. (For additional information go to www.bchydro.ba.ca)

As President of our Company, he has assumed the leadership role and accepted overall responsibility for the development of the Company. Mr. Cox currently spends about ten percent (10%) of his working day doing Horizon work. Upon completion of the Offering, Mr. Cox will devote approximately ten (10) hours per week to Horizon's business. Mr. Cox's focus will be on utilizing his contacts with carriers that he has developed over the past 13 years to obtain shipping opportunities for Horizon.

Mr. Cox is not an officer or director of any reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

Shari Sookarookoff, age 27

Ms. Shari Sookarookoff and has served as Secretary/Treasurer and Director since September 30, 2003. The term of her office is for one year and is renewable on an annual basis.

Since 1994, Ms. Sookarookoff has been employed by Alberta Forest Products Shippers Association, a freight broker located in Edmonton, Alberta, Canada that is dedicated to facilitate the freight requirements of numerous lumber mills in the Province of Alberta, Canada. In June 1999 she was promoted to traffic coordinator. This position involved arranging for carriers to pick up freight from various mills and deliver to their points of destination. Ms. Sookarookoff developed an extensive list of carriers available for this purpose.

In July 2002 Ms. Sookarookoff left Alberta Forest Products Shippers Association for her present position with Spruce Land Millworks (located in Spruce Grove, Alberta, Canada) as manager of the shipping department. Spruce Land Millworks is a privately held company. It is considered a "value added" sawmill in that it takes raw wood products and produces more refined lumber.

Resourcing her accumulated knowledge within the truck brokerage industry, Ms. Sookarookoff will oversee the designing, creation and maintenance of the Company's website and will perform any other duties necessary to make our business a success.

Ms. Sookarookoff is currently devoting approximately 15 hours a week of her time to Horizon. She is prepared to provide Horizon with up to 20 hours a week of her time in the long term, and as much as 30 hours per week during the critical first 6 months of operations.

Ms. Sookarookoff is not an officer or director of any reporting company that files annual, quarterly or periodic reports with the United States Securities and Exchange Commission.

Jim Merchant, Member of the Board of Directors, age 57

Mr. Merchant was born and raised in Montreal, Quebec, Canada. He graduated with a Bachelor of Arts degree in 1967 from University of Montreal. Since 1995, Mr. Merchant has been employed by BC Transit of Vancouver, British Columbia, as a transit operator. BC Transit is a Provincial Crown agency responsible for planning and managing public transit throughout British Columbia. From 1986 to 1995, Mr. Merchant owned a long-haul lease operator business. From 1975 to 1986, Mr. Merchant was employed by the Attorney General's Ministry of British Columbia, Canada as a criminal court probation officer, bail supervisor, parole officer and training officer.

Mr. Merchant closed his business in July 1995 for personal reasons and started work with BC Transit as a transit operator. Mr. Merchant's current employment allows him to devote significant time towards Horizon's business development, including two (2) full days per week and substantial focus during other business days of the week. Mr. Merchant is not an officer or director of any reporting company that files annual, quarterly or period reports with the United States Securities and Exchange Commission.

Item 11. Security Ownership of Certain Beneficial Owners and Management

The following is a table detailing the current shareholders of Horizon owning 5% or more of the common stock, and shares owned by Horizon's directors and officers as of November 21, 2003:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	Rick Cox Director, President 30240 Berg Avenue Mission, BC Canada, V4S 1C8	1,500,000	50.0%
Common	Shari Sookarookoff Director, Secretary/Treasurer 24 Piedmont Crescent St Albert, AB, Canada T8N 5E7	750,000	25.0%
Common	Jim Merchant Director 13761 Grosvenor Surrey, British Columbia, Canada V3R 5E5	750,000	25.0%
Common	Significant shareholders, directors and officers as a group (3)	3,000,000	100. %

The percentage of class is based on the total number of shares outstanding of 3,000,000.

Item 12. Description of Securities

Common Stock

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock with $.001 par value. We are not authorized to issue any series or shares of preferred stock. Each record holder of common stock is entitled to one vote for each share held in all matters properly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by the By-Laws of Horizon.

Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of the Company, holders are entitled to receive, ratably, the net assets of the Company available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation. Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights. To the extent that additional shares of Horizon's common stock are issued, the relative interest of then existing stockholders may be diluted.

Item 13. Interest of Named Experts and Counsel

Horizon has not hired or retained any experts or counsel on a contingent basis, who would receive a direct or indirect interest in Horizon, or who is, or was, a promoter, underwriter, voting trustee, director, officer or employee, of Horizon.

Item 14. Disclosure of Commission Position of Indemnification for Securities Liabilities

The Nevada General Corporation Law requires Horizon to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Nevada General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Company and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Nevada General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to Section 10 of Northwest Horizon Corporation's bylaws, Horizon is authorized to indemnify its directors to the fullest extent authorized under Nevada Law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act may be provided to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Organization Within Last Five Years

See "Certain Relationships and Related Transactions", Item 19, below.

Item 16. Description of Business

Business Development

Northwest Horizon Corporation was incorporated on February 5, 2003, in the State of Nevada. We have not yet begun our business operations and we currently have no revenue and no significant assets. Horizon has never declared bankruptcy, has never been in receivership, and has never been involved in any legal action or proceedings. Since becoming incorporated, Horizon has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. Horizon is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

Neither Horizon nor its officers, directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Business of Issuer

We are in the process of establishing ourselves as a transportation broker specializing in the long-haul trucking industry of Western Canada. We intend to find various trucking companies to facilitate the transportation of both raw material and finished products from pick up locations to specified destination points.

The trucking industry plays a significant role in the economy of Canada as it helps provides Canadian businesses with the materials needed to produce goods and it helps as a source of supply to Canadians products used on an everyday basis. Trucking can be a very efficient way to transport many types of goods around Canada. Most consumer goods are transported to the end-consumers, at some point, by truck.

According to trucking statistics, over 227,000 Canadians are truck drivers. Trucks are relied upon to make timely delivery, when possible. The trucking industry provides services that other transportation methods cannot provide. Rail transportation, trucking's main competitor, is restricted to hauling goods that are at the rail terminal or rail spur. They can only deliver to points within the rail system.

Trucking, on the other hand, is able to travel wherever there are public or private roads. Trucks are able to load directly from the shipping dock of the consignee and deliver directly to the shipping dock of the consignor. Canada and the United States trade $300 billion in goods and services every year. More than 66% of the goods travel by truck. Each year trucks cross the Canada-US border over 10 million times. From 1990 to 1999, the number of Canadian based for-hire trucking companies has increased by 65%. (For more information visit www.truckinfo.net.)

We believe there is a need to provide a pool of available trips for small and medium-sized carriers to draw from on a daily basis. Independent owner operators sometimes have a contract available to transport goods on a regular basis between two cities. However, they have no means for finding a load to haul back. Returning empty is inefficient, resulting in unnecessary costs and excessive wear to the equipment. Even medium-sized carriers often find they have their trucks waiting empty at their last point of delivery, unable to find work to link them to the next job. It is expensive for the carrier to have equipment sitting and the drivers become restless while unoccupied away from home base.

On the flip side, manufacturing companies often find their shipping department non-revenue generating. It would cut overhead costs dramatically if all their transportation requirements were met with one single phone call or facsimile transmission each day.

dditionally businesses often do not have enough cargo to utilize the trailer's capacity. By combining orders, we could maximize the carrying capacity of various trailer sizes and configurations. Consequently we would be able to offer discount rates to the shipper but premium rates to the carrier.

When operational we will aggressively find freight to be hauled from a variety of cities and towns in Western Canada. To be effective, new inventory of hauls will need to be solicited on a daily basis.

In addition, we will build a network of vendors. Vendors will be long-haul carriers within the trucking industry that require work for their units. Our target will be independent operators with ten or less power units. However, we will only use carriers who provide proof of operation authorities (safety certificates), valid licensing for each appropriate jurisdiction, and proof of insurance.

Principal Products and Services

We intend to procure a large inventory of work available on a daily, weekly, and monthly basis. It is important that hauls be found in the vicinity of all major centers. It is equally important that we have a variety of carriers available to accept the work. Our mandate will be to match each load to the appropriate carrier. In doing so, we intend to maximize the trailer's deck space and load capacity within the legal limits of each relevant jurisdiction.

We intend to focus on long-haul requirements, both inter-provincially and extra-provincially, within Western Canada. It is not within our scope of focus to provide L.T.L. (local deliveries), nor are we prepared to offer warehouse space or re-load facilities at this time.

The Market

We plan to focus on Western Canada for the near foreseeable future.

Competition and Competitive Strategy

Competition in the transportation industry comes from two major areas: trucking and rail transportation. Rail transportation is restricted to hauling goods to and from points connected to the railway system. Generally speaking, trucking companies rely on a small network of shipping departments they contact on an "as needed" basis for their work. However, there is often a risk they will be unable to find a haul that is available at that time, in their current location that will also take them near their desired final point of destination. Even if their phone calls are successful, the process is very time consuming.

We believe there is a need to provide a pool of available trips for the small and medium-sized carriers to resource from on a daily basis. Trucking companies sometimes have a contract available to transport goods between two cities, one way only. Rather than them spending time making several calls looking for work, we intend to provide them with a "one-call solution". Drawing on the experience of our directors, Horizon intends to build a strong relationship with shippers. Since our contact with shippers will be on a daily basis, it is anticipated we will be in a position to deal with a large volume of hauls, giving us a competitive edge over the carrier who will only request a load occasionally. The ultimate success of our business will depend on remaining foremost in the consumer's mind when the services we provide are required.

Often carriers do not have quite enough cargo to utilize the capacity of their trailers. We believe Horizon will be able to compete favorably by maximizing the carrying capacity of the various trailers sizes and configurations using our large pool of available hauls.

Trucking companies have to invest extensive capital in equipment. Horizon expects to have a competitive advantage by contracting out the work, thus avoiding significant cash outlay in both capital purchases as well as fuel and maintenance costs.

Horizon will also be able to minimize our overhead costs as we do not require a visible presence in the community. By utilizing the technology of call forwarding, cellular phones, networking software, and laptop computers our directors and officers will have significant mobility while maintaining the daily operations of the business.

Distribution

Our most effective tool of communication will be the telephone so we intend to use a toll-free telephone and fax number. Both our suppliers as well as carriers will find it convenient and cost effective.

The transportation industry is becoming computer literate. In order to compete effectively, we intend to have a prominent presence on the internet.

Website such as the Internet Load Board for Truckers may be resourced. Additionally we anticipate using our own website to keep carriers abreast as to trips we have available.

Sources and Availability of Products and Supplies

Our source of work inventory will be from the shipping departments and purchasing departments of various businesses in Western Canada. These contacts will be cultivated from our own network of contacts and referrals. We intend to utilize the Internet for prospective suppliers. Road trips will be a contributing part of extending our list. Consistent contact, usually by telephone, will be important in keeping our services foremost in the mind of these important individuals.

Dependence on One or a Few Major Customers

This business is not the type of business that is, or can be, dominated by one or a small number of customers. There is estimated to be over 3.3 million truck drivers in the U.S. and in excess of 250,000 in Canada. Of that, one in ten are independent, a majority of which are owner operators. (see Trucking statistics at www.truckinfo.net/stats.asp)

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

There are no inherent factors or circumstances associated with this industry that would give cause for any patent, trademark or license infringements or violations. Horizon has not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions

Governmental Controls and Approvals

As a broker, the area for government control or need for government approval would be concerning business licensing. The business license will be obtained upon application with the City of Mission, in the Province of British Columbia. We intend to obtain this license one month after the date of this prospectus. Since we do not expect to hire any employees within the first year of operations, labor and occupational health and safety standards will not apply. Our Officers and Directors are aware of the various requirements in this regard and will make the necessary arrangements as the business grows and employees are hired.

Each carrier used will be providing their own operating authorities. By doing so, they will be responsible to monitor their drivers' hours of service and for keeping all their equipment properly maintained within Federal Government standards. All fines or demerits for breaches of safety standards and driving violations are levied against the carriers' operating authority and safety certificates.

Existing or Probable Government Regulations

Other than the licensing requirements discussed above, there are no other types of government regulations existing or being contemplated that would adversely affect Horizon's ability to operate.

Research and Development Activities and Costs

Horizon has no plans to undertake any research and development activities during the term of this prospectus.

Compliance With Environmental Laws

There are no environmental laws that have been enacted, nor are we aware of any such laws being contemplated for the future, that address issues specific to our business.

Facilities

We do not own or rent facilities of any kind. At present we are operating from our principal office address that is located within the offices of our President. He provides this space free of charge. We will continue to use this space for our executive offices for the foreseeable future.

Employees

Horizon has no employees at the present time. The Officers and Directors are responsible for all planning, developing and operational duties, and will continue to do so throughout the early stages of our growth.

We have no intention of hiring employees until the business has been successfully launched and we have sufficient, reliable revenue flowing into Horizon from our operations. Our Officers and Directors will do whatever work is necessary to bring our business to the point of having positive cash flow. Human resource planning will be part of an ongoing process that will include constant evaluation of operations and revenue realization. We do not expect to hire any employees within the first year of operation.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. Horizon uses words such as: anticipate, believe, plan, expect, future, intend and similar expressions, to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced as described in this Risk Factors section and elsewhere in this prospectus. Factors which may cause the actual results or the actual plan of operations to vary include, among other things, decisions of the board of directors not to pursue a specific course of action based on its re-assessment of the facts or new facts, changes in the trucking industry or general economic conditions and those other factors set out in this prospectus.

Reports to Security Holders

We will voluntarily make available to securities holders an annual report, including audited financials on Form 10-K or Form 10-KSB. We are not currently a reporting company, but upon effectiveness of this registration statement, will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Item 17. Plan of Operation

Horizon is a development stage company with no operations, no revenue, no financial backing and few assets. We are in the process of establishing ourselves as a transportation broker specializing in trucking as the efficient mode of transporting both raw materials and finished products to their destination

We currently do not have the $60,000 needed to develop our web site, purchase required computer hardware and software, or market our services. Nor do we have a source to supply the necessary funding if we are unsuccessful in raising the capital through this offering. Horizon believes it will take from two (2) to three (3) months to raise capital for completion of the development of the business after this prospectus becomes effective.

We will begin to design an information page on a website as soon as funds are available. Within the next few months, we will choose and register a domain name. Building of the complete website will begin within two months after the effective date of this offering.

Initially, the website will provide basic information and facts about the services we are offering. It will provide us with exposure to the marketplace. The website will have the facility for prospective shippers and carriers to contact us with questions and inquiries.

Web server space will be contracted from a local internet service provider (ISP).

During the first stages of the Company's growth the officers and directors will provide all the labor required to develop the customer base. When we begin operations, they will do all marketing and promotions; they will accept all incoming calls, find work, and coordinate the available loads with the carriers; they will also complete all billing - at no charge. Since we intend to operate with very limited administrative support, the Officers and Directors will continue to be responsible for these duties for at least the first year of operations.

Our marketing strategy will be to create a large inventory of hauls available and offer them to various carriers with trucks at the applicable location. We should be able to coordinate a back haul so the carrier can work in an efficient and continuous basis, tailoring the work to bring him back to his base of operation in a timely manner.

Our source of work inventory will be from the shipping departments and purchasing departments of various businesses in Western Canada. These contacts will be cultivated from our own network of contacts and referrals. We intend to utilize the internet for prospective suppliers. Road trips will be a contributing part of extending our list. Consistent contact, usually by telephone, will be important in keeping our services foremost in the mind of these important individuals.

Our vendors will consist of a network of carriers who will be subcontracted to carry the cargo. Our primary source will be independent lease operators and small trucking firms who do not have the staff to efficiently procure their own work. (According to Truckinfo.net 82% of all trucking companies operate six or fewer trucks.) By keeping informed through the Internet, publications such as the North American Truck Fleet Directories, and attending various activities in the industry such as truck rodeos, we will able to expand our contact list. Additionally, our directors' rapport with truck and trailer dealers could lead to valuable referrals.

We indent to utilize database software to maintain an organized control of all available trips in our inventory and to assign them to carriers. We expect to also use software to control our billing and monitor collection of accounts receivable.

Horizon will invoice the customer after we receive confirmation of delivery and a copy of the bill of lading from our carrier. We anticipate our gross profit to result from a two-tier system. Our company will retain 10% of the revenue from each job or a $100 flat fee, whichever is greater. In turn we will pay the carrier in 45 days. However, if the carrier is prepared to wait until we collect the invoice, we plan to reduce the gross profit to the greater of 5% of the revenue or $50.

At the present time we only have funds available to complete the expenses of this offering. However, should we raise the entire $60,000 we are seeking from this offering, management is of the opinion that no further funds need be required for the operation of Horizon's business for the twelve month period following the completion of this Offering. If we fail to raise any portion of the $60,000 we are seeking from this offering, then we will have to find other methods to raise additional funds. At this time, there are no anticipated sources of additional funds in place.

We are confident we can meet our financial obligations and pursue our plan of operations if we can raise the amount of funding as contemplated by this Offering, and begin collecting revenue from operations within the first six months of this prospectus becoming effective.

Horizon has no plans to undertake product research and development during the term covered by this prospectus. There are also no plans or expectations to purchase or sell any significant equipment in the first year of operations. Management also has no intention of hiring any employees during the first year of operations.

During the first year of operations, we will concentrate our efforts exclusively on building our client base in numerous communities within the Provinces of Alberta, British Columbia, Manitoba and Saskatchewan. As we gain experience, and develop sufficient revenues from sales, we may consider expanding our business to other locations within North America.

Expenditures

The following chart provides an overview of our budgeted expenditures by major area of activity, for the twelve (12) month period upon effectiveness of this prospectus. The discussion is based on the premise we will raise the entire $60,000 we are seeking from this offering and also realize net revenues from operations of at least $7,000.00. Please refer to Item 4, Use of Proceeds, for a discussion on how we will allocate funds in the event we are unable to raise the entire offering objective.

Expenses

Office Equipment and Supplies

Computer Hardware and Software

Legal and Accounting

Office Furniture

Website Development

Website Hosting and Telecom

Marketing and Promotion

Insurance

Miscellaneous Administrative Costs

Total

12,000 11,000 14,000 8,000 6,000 6,000 5,000 1,000 4,000 $67,000

 The above expenditure items are defined as follows:

Office Equipment and Supplies: This expenditure refers to items such as printer, photocopier, fax machine, scanner, telephone system, shredder, binding machine, fire retardant filing cabinets, maps, magnetic white boards, industry-related phone directories and catalogues, industry specific magazines and periodicals and other similar office requirements. Our Company expects to begin making these purchases during the second month of operation after the effective date of this prospectus.

Computer Hardware and Software: This expense will provide the funds necessary to purchase appropriate computer hardware and sophisticated software for the trucking industry. It will also include the cost of electronic organizers to control our customer and supplier database. We expect to incur these costs during the second month of operations after the effective date of this prospectus.

Legal and Accounting Fees: This expenditure item refers to the normal legal and accounting costs associated with maintaining a publicly traded company. It will also cover the cost of preparation of appropriate agreements and documents. We expect to be making these expenditures throughout the year, commencing on the effective date of this registration.

Website Development: This expense is the cost associated with development of our website. Since the website will be used as the first means to promote our service, preliminary website development will begin as soon as we have the funds available.

Office Furniture and Equipment: This expenditure refers to items such as desks, tables and chairs, storage cabinets, and bookcases. Our Company expects to begin making these purchases during the second month of operation after the effective date of this prospectus.

Website Hosting and Telecom: This item refers to the cost of hosting our website, high-speed internet access and monthly telephone and fax communication services. The amount indicated covers the first year of operations.

Marketing and Promotional Expenses: This expenditure refers to the cost of a basic marketing campaign and the creation of an effective company portfolio providing applicable information to prospective customers and carriers. It will also cover the cost of recruiting suppliers and developing strategic alliances with shipping departments in companies that require the services of the trucking industry. We expect to begin incurring these costs as soon as funds are available and to continue throughout the remainder of the year.

Insurance and Bonding: This item is to cover the cost of business insurance and bonding for the first year of operations.

Miscellaneous Administrative Expenses: This expense refers to any small miscellaneous costs that have not been otherwise listed - such as bank service charges and sundry items. This amount will cover such costs during the first year of operation.

Item 18. Description of Property

Horizon does not own any property, real or otherwise. For the first year, we will conduct our administrative affairs from the office located in the home of the President, at no cost to the Company.

We do not have any investments or interests in any real estate. Our company does not invest in real estate mortgages, nor does it invest in securities of, or interests in, persons primarily engaged in real estate activities.

Item 19. Certain Relationships and Related Transactions

Other than the stock transactions discussed below, Horizon has not entered into any transaction nor are there any proposed transactions in which any director, executive officer, shareholder of Horizon or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

Our president and member of our Board of Directors, Mr. Rick Cox, purchased by subscription 1,000,000 shares of common stock from Horizon on February 5, 2003 for $1,000. No underwriters were used, and no commissions or other remuneration was paid except to the company.

During the period from February 6, 2003 to September 30, 2003, a private offering was completed, under which 2,000,000 shares of common stock were sold by subscription at a price of $.01 per share to 3 subscribers for an additional $20,000. No underwriters were used, and no commissions or other remuneration were paid except to the company. Following is a list of the subscribers under this offering:

Stock Purchaser's Name	Date of Purchase	Total Number of Shares Purchased
Rick Cox	September 30, 2003	500,000
Shari Sookarookoff	September 30, 2003	750,000
Jim Merchant	September 30, 2003	750,000
Total		3,000,000

There are no promoters being used in relation to this offering. No person who may, in the future, be considered a promoter of this offering, will receive or expect to receive assets, services or other considerations from us. No assets will be, nor are expected to be, acquired from any promoter on behalf of our company. We have not entered into any agreements that require disclosure to our shareholders.

Item 20. Market for Common Equity and Related Stockholder Matters

Market Information

Currently there is no public trading market for our stock, and we have not applied to have Horizon's common stock listed. We intend to apply to have our common stock quoted on the OTC Bulletin Board. No trading symbol has yet been assigned.

Rules Governing Low-Price Stocks that May Affect Our Shareholders' Ability to Resell Shares of Our Common Stock

Our stock currently is not traded on any stock exchange or quoted on any stock quotation system. Upon the registration statement in which this prospectus is included becoming effective, we will apply for quotation of our common stock on the NASD's OTC/BB.

Quotations on the OTC/BB reflect inter-dealer prices, without retail mark-up, markdown or commission and may not reflect actual transactions. Horizon's common stock may be subject to certain rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are securities with a price of less than $5.00, other than securities registered on certain national exchanges or quoted on the Nasdaq system, provided that the exchange or system provides current price and volume information with respect to transaction in such securities. The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

The penny stock rules require broker-dealers, prior to a transaction in a penny stock not otherwise exempt from the rules, to make a special suitability determination for the purchaser, to receive the purchaser's written consent to the transaction prior to sale, to deliver standardized risk disclosure documents prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

Holders

As of the filing of this prospectus, we have three (3) shareholders of record of Horizon common stock.

Rule 144 Shares.

1,000,000 shares of the common stock will be available for resale to the public after February 5, 2004 and then an additional 2,000,000 shares of the common stock will be available for resale to the public after September 30, 2004, each in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of: 1% of the number of shares of Horizon common stock then outstanding which, in this case, will equal approximately 30,000 shares as of the date of this prospectus; or the average weekly trading volume of Horizon common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about Horizon. Under Rule 144(k), a person who is not one of Horizon's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are Horizon affiliates hold all of the 3,000,000 shares. As indicated above, 1,000,000 of such shares may be sold pursuant to Rule 144 after February 5, 2004 and the remaining 2,000,000 shares may be sold pursuant to Rule 144 after September 30, 2004.

Dividends.

As of the filing of this prospectus, we have not paid any dividends to our shareholders. There are no restrictions which would limit the ability of Horizon to pay dividends on common equity or that are likely to do so in the future. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend: Horizon would not be able to pay its debts as they become due in the usual course of business; or its total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Difficulty To Resell Horizon Stock, As The Company Has No Expectations To Pay Cash Dividends In The Near Future

The holders of our common stock are entitled to receive dividends when, and if, declared by the Board of Directors. We will not be paying cash dividends in the foreseeable future, but instead we will be retaining any and all earnings to finance the growth of our business. To date, we have not paid cash dividends on our common stock. This lack of an ongoing return on investment may make it difficult to sell our common stock and if the stock is sold the seller may be forced to sell the stock at a loss.

Item 21. Executive Compensation

The officers have not currently received and are not accruing any compensation. The officers anticipate that they will not receive or accrue any compensation during the first year of operations.

Item 22. Financial Statements

The audited financial statements of Horizon appear on pages F-1 through F-8:

Item 23. Changes In and Disagreements With Accountants on Accounting and Financial Disclosures

Not applicable.

[OUTSIDE BACK COVER OF PROSPECTUS]

Dealer Prospectus Delivery Requirements

Until May 13, 2004, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

NORTHWEST HORIZON CORPORATION

(A Development Stage Company)

REPORT AND FINANCIAL STATEMENTS

September 30, 2003

(Stated in US Dollars)

TERRY AMISANO LTD. KEVIN HANSON, CA	AMISANO HANSON CERTIFIED PUBLIC ACCOUNTANTS

INDEPENDENT AUDITORS' REPORT

To the Stockholders,

Northwest Horizon Corporation

We have audited the accompanying interim balance sheet of Northwest Horizon Corporation (A Development Stage Company) as of September 30, 2003 and the related interim statements of operations, stockholders' equity and cash flows for the period February 5, 2003 (Date of Incorporation) to September 30, 2003. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of Northwest Horizon Corporation as of September 30, 2003 and the results of its operations and its cash flows for the eight months ended September 30, 2003 and for the period from February 5, 2003 (Date of Incorporation) to September 30, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the company will continue as a going concern. As discussed in Note 1 to the financial statements, the company is in the Development stage, and has no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada October 24, 2003, except as to Note 5 which is as of November 26, 2003	"AMISANO HANSON" Certified Public Accountants

750 WEST PENDER STREET, SUITE 604 VANCOUVER CANADA V6C 2T7	TELEPHONE: 604-689-0188 FACSIMILE: 604-689-9773 E-MAIL: amishan@telus.net

NORTHWEST HORIZON CORPORATION (A Development Stage Company) INTERIM BALANCE SHEET September 30, 2003 (Stated in US Dollars)
ASSETS
Current
Cash	$ 19,988

LIABILITIES
Current
Accounts payable and accrued liabilities	$ 1,500

STOCKHOLDERS' EQUITY
Capital stock
Authorized:
75,000,000 common shares, par value $0.001 per share
Issued and outstanding:
3,000,000 common shares	3,000
Additional paid-in capital	18,000
Deficit accumulated during the development stage	(2,512)

18,488

$ 19,988

SEE ACCOMPANYING NOTES

NORTHWEST HORIZON CORPORATION (A Development Stage Company) INTERIM STATEMENT OF OPERATIONS period from February 5, 2003 (Date of Incorporation) to September 30, 2003 (Stated in US Dollars)

Revenue	$-

Expenses
Organizational costs	1,000
Professional fees	1,500
Office and administration	12

2,512

Net loss for the period	(2,512)

Basic and diluted loss per share	$(0.00)

Weighted average number of shares outstanding	1,000,000

SEE ACCOMPANYING NOTES

NORTHWEST HORIZON CORPORATION (A Development Stage Company) INTERIM STATEMENT CASH FLOWS period from February 5, 2003 (Date of Incorporation) to September 30, 2003 (Stated in US Dollars)

Cash flows from Operating Activities
Net loss for the period	$(2,512)
Adjustments to reconcile net loss to net cash used by operating activities
Accounts payable and accrued liabilities	1,500

(1,012)
Cash flows from Financing Activity
Issuance of common shares	21,000

Increase in cash during the period	19,988

Cash, beginning of period	-

Cash, end of period	$ 19,988

Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$ -
Income taxes	$ -

SEE ACCOMPANYING NOTES

NORTHWEST HORIZON CORPORATION (A Development Stage Company) INTERIM STATEMENT OF STOCKHOLDERS' EQUITY period from February 5, 2003 (Date of Incorporation) to September 30, 2003 (Stated in US Dollars)
				Deficit
				Accumulated
			Additional	during the
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total
Capital stock issued for cash - at $0.001	1,000,000	$ 1,000	$ -	$ -	$ 1,000
- at $0.01	2,000,000	2,000	18,000	-	20,000
Net loss for the period	-	-	-	(2,512)	(2,512)

Balance, September 30, 2003	3,000,000	$ 3,000	$ 18,000	$ (2,512)	$ 18,488

SEE ACCOMPANYING NOTES

NORTHWEST HORIZON CORPORATION
(A Development Stage Company)
NOTES TO THE INTERIM FINANCIAL STATEMENTS
September 30, 2003
(Stated in US Dollars)

Note 1 Nature and Continuance of Operations

a) Organization

The Company was incorporated in the State of Nevada, Unites States of America on February 5, 2003. The Company's year end is December 31, 2003.

b) Development Stage Activities

The Company is in the development stage and has not yet realized any revenues from its planned operations. The Company intends to establish itself as a transportation broker specializing in trucking as the efficient mode of transporting both raw materials and finished products to their destination.

The Company's ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

Note 2 Significant Accounting Policies

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment. Actual results may vary from these estimates.

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a) Organizational and Start-up Costs

Costs of start-up activities, including organizational costs, are expensed as incurred.

b) Development Stage Company

The Company is a development stage company as defined in the Statements of Financial Accounting Standards ("SFAS") No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

Note 2 Significant Accounting Policies - (cont'd)

c) Income Taxes

The Company has adopted the SFAS No. 109 - "Accounting for Income Taxes". SFAS 109, requires the use of the asset and liability method of accounting of income taxes. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

d) Basic and Diluted Loss Per Share

In accordance with SFAS No. 128 - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At September 30, 2003, the Company had no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

e) Financial Instruments

The carrying value of the Company's financial instruments, consisting of cash and accounts payable and accrued liabilities approximate their fair value due to the short-term maturity of such instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial statements.

f) New Accounting Standards

Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted could have a material effect on the accompanying financial statements.

Note 3 Common Stock

The Company's authorized common stock consists of 75,000,000 shares with a par value of $0.001 per share.

On February 5, 2003, the Company issued 1,000,000 shares of common stock at a price of $0.001 for cash totalling $1,000.

On September 30, 2003, the Company issued 2,000,000 shares of common stock at a price of $0.01 for cash totalling $20,000.

Note 4 Deferred Tax Assets

The following table summarizes the significant components of the Company's deferred tax assets:

Total
Deferred Tax Assets
Non-capital loss carryforward	$ 376
Valuation allowance for deferred tax asset	(376)

$ -

The amount taking into income as deferred tax assets must reflect that portion of the income tax loss carryforwards that is likely to be realized from future operations. The Company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.

Note 5 Subsequent Event

The Company proposes to file a Form SB-2 Registration Statement to offer the public up to 600,000 common shares at $0.10 per share.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and the bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Horizon's Articles of Incorporation do not specifically limit the directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Horizon's bylaws provide that we will indemnify the directors to the fullest extent not prohibited by Nevada law; provided, however, that the company may modify the extent of such indemnification by individual contracts with the directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by the board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of us as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the bylaws or otherwise.

Our bylaws provide that no advance shall be made by it to an officer of the company except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

Item 25. Other Expenses of Issuance and Distribution

We have, or will expend fees in relation to this registration statement as detailed below:

Expenditure Item	Amount
Attorney Fees	$10,000
Audit Fees	4,500
Transfer Agent Fees	2,000

SEC Registration and Blue Sky Registration	6
Printing Costs and Miscellaneous Expenses	494
Total	$17,000

Item 26. Recent Sales of Unregistered Securities

We have sold securities within the past three years without registering the securities under the Securities Act of 1933 on two separate occasions.

Mr. Rick Cox purchased by subscription 1,000,000 shares of common stock from Horizon on February 5, 2003 for $1,000. No underwriters were used, and no commissions or other remuneration was paid except to the company. The securities were sold in reliance on Regulation D, Section 504 of the Securities Act of 1933. Mr. Cox's shares continue to be subject to Rule 144 of the Securities Act of 1933.

During the period from February 6, 2003 to September 30, 2003, a private offering was completed, under which 2,000,000 shares of common stock were sold by subscription at a price of $.01 per share to 3 shareholders for an additional $20,000. No underwriters were used, and no commissions or other remuneration were paid except to the company. The securities were sold in reliance on Regulation D, Section 504 of the Securities Act of 1933. All shareholders continue to be subject to Rule 144 of the Securities Act of 1933. Horizon qualified for an exemption from registration under Rule 504 in both of these issuances since it is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Act of 1933, is not an investment company, it had a specific business plan at the time it sold the securities, it was not a blank check company, as that term is defined in Rule 419(a)(2) of Regulation C or Rule 504 (a)(3) of Regulation D of the Securities Act of 1933. Neither Horizon nor any person acting on its behalf offered or sold any of the securities by any form of general solicitation or general advertising. The securities sold are restricted shares; the purchasers were informed that the securities cannot be resold without the securities being registered under the Securities Act of 1933 or an exemption therefrom. Horizon exercised reasonable care to assure that the purchases were not underwritten within the meaning of section 2(a)(11) of this Act including but not limited to the placement of a restrictive legend on the certificates representing the shares, and the aggregate offering price was less that $1,000,000.

The following table provides details of all stock sales transactions that have taken place during the period from the Company's formation, on February 5, 2003, to the date of this Registration Statement.

Stock Purchaser's Name	Date of Purchase	Total Number of Shares Purchased
Rick Cox	February 5, 2003	1,000,000
Rick Cox	September 30, 2003	500,000
Shari Sookarookoff	September 30, 2003	750,000
Jim Merchant	September 30, 2003	750,000
Total		3,000,000

Item 27. Exhibits

Number	Description
3.1	Articles of Incorporation.	*
3.2	Bylaws.	*
5	Opinion re: Legality.	*
23	Consent of Attorney.	*
23(ii)	Consent of Accountant	Included
24	Power of Attorney	*
99.1	Form of Subscription Agreement	Included

* Incorporated by reference to the Exhibits filed with Northwest Horizon's SB-2 filed on December 23, 2003.

Item 28. Undertakings

Horizon hereby undertakes the following:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons pursuant to the provisions above, or otherwise, Horizon has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of the directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the directors, officers, or controlling persons in connection with the securities being registered, Horizon will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and Horizon will be governed by the final adjudication of such issue.

For determining liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mission, Province of British Columbia, Canada, on February 10, 2004.

NORTHWEST HORIZON CORPORATION

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on behalf of the following persons in the capacities and on the dates indicated pursuant to a signed power of attorney executed by such persons appointing W. Scott Lawler. Such power of attorney made Mr. Lawler a true and lawful attorney-in-fact and agent, with full power of substitution, of each person named below and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including registration statements filed or amendments made pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto Mr. Lawler full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that Mr. Lawler may lawfully do or cause to be done by virtue hereof.

/s/ Rick Cox
Rick Cox
Principal Executive Officer

/s/ Shari Sookarookoff
Shari Sookarookoff
Controller

/s/ James Merchant
James Merchant
Principal Financial Officer

EXHIBIT INDEX

Number	Description
3.1	Articles of Incorporation.	*
3.2	Bylaws.	*
5	Opinion re: Legality.	*
23	Consent of Attorney.	*
23(ii)	Consent of Accountant	Included
24	Power of Attorney	*
99.1	Form of Subscription Agreement	Included

* Incorporated by reference to the Exhibits filed with Northwest Horizon's SB-2 filed on December 23, 2003.